                                  ADMINISTRATION CONTRACT
                                         BETWEEN
            G.T. INVESTMENT FUNDS, INC. AND G.T. CAPITAL MANAGEMENT, INC.


        Contract made as of October 22, 1992, between G.T. Investment Funds, Inc., a Maryland corporation ("Company"), with respect to G.T. Global High Income Fund, (the "Fund"), a series of the Company, and G.T. Capital Management, Inc. ("G.T."), a California corporation.

        WHEREAS the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale shares of the Funds; and

        WHEREAS the Company has previously established series of common stock for which G.T. serves as investment manager and administrator pursuant to a separate Investment Management and Administration Agreement and the Company hereafter may establish additional series of its common stick to which this contract shall apply (any such additional series, together with the Fund are collectively referred to herein as the "Funds," and singly may be referred to as a "Fund"); and

        WHEREAS the Company desires to retain G.T. as administrator to furnish certain administrative services to the Funds and to the Company and the Funds, and G.T. is willing to furnish such services;

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

        1. APPOINTMENT. The Company hereby appoints G.T. as administrator of each Fund for the period and on the terms set forth in this Contract. G.T. accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

        2. DUTIES AS ADMINISTRATOR. G.T. will administer of the affairs of each Fund subject to the supervision of the Company's Board of Directors ("Board") and the following understandings:

                (a) G.T. will supervise all aspects of the operations of each Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

                (b) At G.T.'s expense, G.T. will provide the Company and the Funds with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.

                (c) G.T. will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

                (d) G.T. will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

        3. FURTHER DUTIES. In all matters relating to the performance of this Contract, G.T. will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

        4. DELEGATION OF G.T.'S DUTIES AS ADMINISTRATOR. With respect to one or more of the Funds, G.T. may enter into one or more contracts ("Sub-Administration Contract") with a sub-administrator in which G.T. delegates to such sub-administrator the performance of any or all of the services specified in Paragraph 2 of this Contract, provided that (i) each Sub-Administration Contract imposes on the sub-administrator bound thereby all the duties and conditions to which G.T. is subject with respect to the delegated services under Paragraphs 2 and 3 of this Contract; (ii) each Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) G.T. shall not enter into a Sub-Administration Contract unless it is approved by the Board prior to implementation.

        5. SERVICES NOT EXCLUSIVE. The services furnished by G.T. hereunder are not to be deemed exclusive and G.T. shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of G.T., who may also be a Director, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

        6.      EXPENSES.

                (a) During the term of this Contract, each Funs will bear all expenses, not specifically by G.T., incurred in its operations and the offering of its shares.

                (b) Expenses borne by each Fund will include but not be limited to the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by G.T. under this Contract; (iii) expenses of organizing the Fund;
(iv) filing fees and expenses relating to the registration and qualification of the Fund's share under federal and/or state securities laws and maintaining such registrations and qualifications; (v) fees and salaries payable to the company's Directors who are not parties to this Contract or interested persons of any such party ("Independent Directors"); (vi) all expenses incurred in connection with the Independent Directors'services, imcluding travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Directors; (xi) charges of custodians, transfer agents, pricing agents and other agents; (xii) costs of preparing share certificates;
(xiii) with respect to existing shareholders, expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Directors, employees and agents) incurred by the Company or the Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Company to its Directors and officers; and (xviii) costs of mailing, stationery and communications equipment.

                (c) G.T. will assume the cost of any compensation for services provided to the Company received by the officers of the Company and by the Directors of the Company who are not Independent Directors.

                (d) The payment or assumption by G.T. of any expense of any Fund that G.T. is not required by this Contract to pay or assume shall not obligate G.T. to pay or assume the same or any similar expense of any Fund on any subsequent occasion.

        7.      COMPENSATION.

                (a) For the services provided under this Contract, the Fund will pay G.T. a fee, computed daily and paid monthly, at the annualized rate of 0.25% of the Fund's average daily net assets.

                (b) For the services provided under this Contract, each Fund as hereafter may be established and become subject to this Contract, will pay to G.T. a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Company on behalf of such Fund and by G.T. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.

                (c) The fee shall be computed daily and paid monthly to G.T. on or before the last business day of the next succeeding calendar month.

                (d) G.T. agrees to reduce the fee payable to it under this Contract by the amount by which the ordinary operating expenses of a Fund for any fiscal year, excluding interest, taxes, distribution and extraordinary expenses, together with the Fund's PRO RATA portion of the ordinary operating expenses of any investment company in which the Fund invests , shall exceed the most stringent limits prescribed by any state in which Fund shares are offered for sale. Costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable in investment companies , shall be accounted for as capital items and not expenses. Proper accruals shall be made for a Fund for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by that Fund to G.T. Any additional reduction computed as being necessary at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year. If the amount of the fee payable by a Fund to G.T. is less that the amount by which the Fund's expenses exceeds an applicable expense limitation, G.T. shall reimburse the Fund's expenses in an amount sufficient to enable the Fund to meet such limitation.

                (e) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

        8. LIMITATION OF LIABILITY OF G.T. AND INDEMNIFICATION. G.T. shall not be liable, and each Funds shall indemnify G.T. and its directors, officers and employees for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Company in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of G.T. in the performance by G.T. of its duties or from reckless disregard by G.T. of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of G.T., who may be or become an officer, Director, employee or agent of the Company, shall be deemed, when rendering services to a Fund or the Company or acting with respect to any business of a Fund or the Company, to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of G.T. even though paid by it.

        9.      DURATION AND TERMINATION.

                (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities.

                (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

                (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to G.T. or by G.T. at any time, without the payment of any penalty, on sixty days' written notice to the Company. Termination of this Contract with respect to one Fund shall not effect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.

        10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

        11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

        12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                      G.T. INVESTMENT FUNDS, INC.


/s/ Peter S. Guarino                         By:  /s/ James W. Churm
-----------------------------                   --------------------------
Peter R. Guarino                                      James W. Churm

Attest:                                      G.T. CAPITAL MANAGEMENT, INC.


/s/ Peter R. Guarino                         By: /s/ James R. Tufts
-----------------------------                   --------------------------
Peter R. Guarino                                     James R. Tufts

                            ADMINISTRATION CONTRACT
                                    BETWEEN
         G.T. INVESTMENT FUNDS, INC. AND G.T. CAPITAL MANAGEMENT, INC.


     Contract made as of January 11, 1994, between G.T. Investment Funds, Inc., a Maryland corporation ("Company"), with respect to G.T. Global Infrastructure Fund, G.T. Global Natural Resources Fund and G.T. Global Financial Services Fund ("Funds"), each a series of the Company, and G.T. Capital Management, Inc. ("G.T."), a California corporation.

     WHEREAS the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale shares of the Funds; and

     WHEREAS the Company hereafter may establish additional series of its common stock to which this contract shall apply (any such additional series, together with the Funds are collectively referred to herein as the "Funds"); and


     WHEREAS G.T. provides investment management and administration services to Global Investment Portfolio ("Master Portfolio") pursuant to an Investment Management and Administration Contract between G.T. and the Master Portfolio, the Master Portfolio having established subtrusts in which the Funds invest all of their investable assets; and

     WHEREAS the Company desires to retain G.T. as administrator to furnish certain administrative services to the Funds and to the Company with respect to and the Funds, and G.T. is willing to furnish such services;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Company hereby appoints G.T. as administrator of each Fund for the period and on the terms set forth in this Contract. G.T. accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Duties as Administrator. G.T. will administer the affairs of each Fund subject to the supervision of the Company's Board of Directors ("Board") and the following understandings:

          (a) G.T. will supervise all aspects of the non-investment operations of each Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

          (b) At G.T.'s expense, G.T. will provide the Company and the Funds with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.

          (c) G.T. will arrange but not pay for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

          (d) G.T. will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     3. Further Duties. In all matters relating to the performance of this Contract, G.T. will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

     4. Delegation of G.T.'s Duties as Administrator. With respect to one or more of the Funds, G.T. may enter into one or more contracts ("Sub-Administration Contract") with a sub-administrator in which G.T. delegates to such sub-administrator the performance of any or all of the services specified in Paragraph 2 and 3 of this Contract, provided that (i) each Sub-Administration Contract imposes on the sub-administrator bound thereby all the duties and conditions to which G.T. is subject with respect to the delegated services under Paragraphs 2 and 3 of this Contract; (ii) each Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) G.T. shall not enter into a Sub-Administration Contract unless it is approved by the Board prior to implementation.

     5. Services Not Exclusive. The services furnished by G.T. hereunder are not to be deemed exclusive and G.T. shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of G.T., who may also be a Director, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

     6.  Expenses.

          (a) During the term of this Agreement, each Fund will bear all expenses, not specifically assumed by G.T., incurred in its operation and the offering of its shares.

          (b) Expenses borne by each Fund will include but not be limited to the following: (i) fees payable to and expenses incurred on behalf of the Fund by G.T. under this Contract; (ii) expenses of organizing the Fund; (iii) filing fees and expenses relating to the registration and qualification of the Fund's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (iv) fees and salaries payable to the Company's Directors who are not parties to this Contract or interested persons of any such party ("Independent Directors"); (v) all expenses incurred in connection with the Independent Directors' services, including travel expenses;
(vi) taxes (including any income or franchise taxes) and governmental fees;
(vii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (viii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (ix) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Directors;
(x) charges of custodians, transfer agents, pricing agents and other agents;
(xi) costs of preparing share certificates; (xii) with respect to existing shareholders, expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials; (xiii) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Directors, employees and agents) incurred by the Company or the Fund;
(xiv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xv) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvi) the cost of investment company literature and other publications provided by the Company to its Directors and officers; and
(xvii) costs of mailing, stationery and communications equipment.


          (c) G.T. will assume the cost of any compensation for services provided to the Funds received by the officers of the Company and by the Directors of the Company who are not Independent Trustees.

          (d) The payment or assumption by G.T. of any expense of any Fund that G.T. is not required by this Contract to pay or assume shall not obligate G.T. to pay or assume the same or any similar expense of any Fund on any subsequent occasion.

     7.   Compensation.

          (a) For the services provided under this Contract, each Fund will pay G.T. a fee, computed daily and paid monthly, at the annualized rate of 0.25% of such Fund's average daily net assets.

          (b) For the services provided under this Contract, each Fund as hereafter may be established and become subject to this Contract, will pay to G.T. a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Company on behalf of such Fund and by G.T. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.

          (c) The fee shall be computed daily and paid monthly to G.T. on or before the last business day of the next succeeding calendar month.

          (d) G.T. agrees to reduce the fee payable to it under this Contract by the amount by which the ordinary operating expenses of a Fund for any fiscal year, excluding interest, taxes, distribution and extraordinary expenses, together with the Fund's PRO RATA portion of the ordinary operating expenses of any investment company in which the Fund invests (collectively, "Fund Expenses"), shall exceed the most stringent limits prescribed by any state in which a Fund's shares are offered for sale. Proper accruals shall be made for a Fund for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by that Fund to G.T. Any additional reduction computed as being necessary at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year. If the amount of the fee payable by a Fund to G.T. is less that the amount by which the Fund Expenses exceeds an applicable expenses limitation, G.T. shall reimburse the Fund in an amount sufficient to enable the Fund to meet such limitation.

          (e) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     8.   Limitation of Liability of G.T. and Indemnification.

     G.T. shall not be liable, and the Funds shall indemnify G.T. and its directors, officers, employees, and agents for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Funds or the Company in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of G.T. in the performance by G.T. of its duties or from reckless disregard by G.T. of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of G.T., who may be or become a Director, officer, employee or agent of the Company, shall be deemed, when rendering services to a Fund or the Company or acting with respect to any business of a Fund or the Company, to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of G.T., even though paid by it.

     9.   Duration and Termination.

          (a) This Contract shall become effective upon the date hereabove written, provided that this Agreement shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities.

          (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date or until June 30, 1995, whichever is earlier. Thereafter, if not terminated, with respect to each Fund, this Agreement shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

          (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of a Fund on sixty days' written notice to G.T. or by G.T. at any time, without the payment of any penalty, on sixty days' written notice to the Company. Termination of this Contract with respect to one Fund shall not effect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.

     10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of that Fund's outstanding voting securities.

     11. Governing Law. This Contract shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


Attest:                                 G.T. INVESTMENT FUNDS, INC.


_________________________________       By:_________________________________
Peter R. Guarino                             David A. Minella


Attest:                                 G.T. CAPITAL MANAGEMENT, INC.


_________________________________       By:_________________________________
Peter R. Guarino                             James R. Tufts